UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2023
__________________________
2seventy bio, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40791	86-3658454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (339) 499-9300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Other Events

On February 23, 2023, 2seventy bio, Inc. (the “Company”) entered into that certain Partial Assignment and Assumption Agreement by and among Institut Pasteur (“Institut Pasteur”), bluebird bio, Inc. (“bluebird bio”), and the Company (the “Agreement”). Pursuant to the Agreement, bluebird bio assigned to the Company bluebird bio’s rights, obligations and interests under the License Agreement dated as of September 13, 2011, by and between Institut Pasteur and bluebird bio (as amended, the “License Agreement”) pertaining to any and all uses of the Licensed IP (as defined below) licensed by Institut Pasteur under the License Agreement in connection with the prevention, diagnosis or treatment of oncological diseases or disorders and hemophilia. Under the original License Agreement, Institut Pasteur granted a license to bluebird bio for certain patents relating to the use of DNA sequences, LVV and recombinant cells in the field of ex vivo gene therapy and CAR T cell-based therapy in a range of indications, excluding vaccinations (the “Licensed IP”). The Company will pay Institut Pasteur an annual maintenance payment, a percentage of income received in the event of sublicensing arrangements and, upon commercialization of products covered by the Licensed IP, a percentage of net sales as a royalty, which varies depending on the indication of the product. Prior to entering into the Agreement, the Licensed IP was sublicensed by bluebird bio to the Company under the Intellectual Property License Agreement, dated as of November 3, 2021, by and between bluebird bio and the Company, which was entered into in connection with the separation of the Company from bluebird bio. The foregoing description of the material terms of the Agreement and License Agreement are qualified in their entirety by reference to the complete text of such agreements, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed on February 6, 2023, Nicola Heffron, Chief Operating Officer of the Company, notified the Company of her intent to resign as Chief Operating Officer of the Company effective as of March 10, 2023.

In connection with her resignation, on February 17, 2023, Ms. Heffron entered into a Severance Agreement with the Company (the “Severance Agreement”), pursuant to which Ms. Heffron will receive (i) a pro-rated portion of her target annual bonus for the fiscal year ended December 31, 2022 and (ii) a lump sum severance payment in an amount equal to six months of her annual base salary. The Severance Agreement also contains provisions regarding the protection of the Company’s proprietary and confidential information that apply indefinitely.

In addition, Ms. Heffron and the Company entered into a Consulting Agreement on February 21, 2023 (the “Consulting Agreement”), with a term beginning on February 21, 2023 and expiring on February 5, 2024, pursuant to which Ms. Heffron will provide certain transitionary services to the Company and will be entitled to compensation including continued vesting of her outstanding equity awards. The Consulting Agreement provides for termination for convenience by either party.

The foregoing descriptions of the Severance Agreement and Consulting Agreement are qualified in their entirety by the complete text of such agreements, which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2023	2seventy bio, Inc.

	By:	/s/ Nick Leschly
Nick Leschly
Chief Executive Officer